                                 EXHIBIT 12(A)

                          FLEET FINANCIAL GROUP, INC.

         COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

                         EXCLUDING INTEREST ON DEPOSITS
                             (DOLLARS IN THOUSANDS)

                                               SIX
                                             MONTHS
                                              ENDED                   YEAR ENDED DECEMBER 31,
                                            JUNE 30,   -----------------------------------------------------
                                              1997       1996       1995       1994       1993       1992
                                            ---------  ---------  ---------  ---------  ---------  ---------
Earnings:
  Income before income taxes,
    extraordinary credit and cumulative
    effect of change in method of
    accounting............................  $1,074,366 $1,930,598 $1,033,756 $1,379,639 $1,094,456 $ 617,369
Adjustments:
  (a) Fixed charges:
    (1) Interest on borrowed funds........    265,530    685,056  1,278,598    990,395    751,754    638,430
    (2) 1/3 of Rent.......................     24,544     52,264     49,921     50,597     52,254     49,197
                                            ---------  ---------  ---------  ---------  ---------  ---------
  (b) Adjusted earnings...................  $1,364,440 $2,667,918 $2,362,275 $2,420,631 $1,898,464 $1,304,996
                                            ---------  ---------  ---------  ---------  ---------  ---------
Fixed Charges.............................  $ 290,074  $ 737,320  $1,328,519 $1,040,992 $ 804,008  $ 687,627
                                            ---------  ---------  ---------  ---------  ---------  ---------
Adjusted earnings/fixed charges...........      4.70x      3.62x      1.78x      2.33x      2.36x      1.90x
                                            ---------  ---------  ---------  ---------  ---------  ---------

                         INCLUDING INTEREST ON DEPOSITS
                             (DOLLARS IN THOUSANDS)

                                               SIX
                                             MONTHS
                                              ENDED                   YEAR ENDED DECEMBER 31,
                                            JUNE 30,   -----------------------------------------------------
                                              1997       1996       1995       1994       1993       1992
                                            ---------  ---------  ---------  ---------  ---------  ---------
Earnings:
  Income before income taxes,
    extraordinary credit and cumulative
    effect of change in method of
    accounting............................  $1,074,366 $1,930,598 $1,033,756 $1,379,639 $1,094,456 $ 617,369
Adjustments:
  (a) Fixed charges:
    (1) Interest on borrowed funds........    265,530    685,056  1,278,598    990,395    751,754    638,430
    (2) 1/3 of Rent.......................     24,544     52,264     49,921     50,597     52,254     49,197
    (3) Interest on deposits..............    823,414  1,753,723  1,726,403  1,170,532  1,165,046  1,698,804
                                            ---------  ---------  ---------  ---------  ---------  ---------
  (b) Adjusted earnings...................  $2,187,854 $4,421,641 $4,088,678 $3,591,163 $3,063,510 $3,003,800
                                            ---------  ---------  ---------  ---------  ---------  ---------
Fixed charges.............................  $1,113,488 $2,491,043 $3,054,922 $2,211,524 $1,969,054 $2,386,431
                                            ---------  ---------  ---------  ---------  ---------  ---------
Adjusted earnings/fixed charges...........      1.96x      1.78x      1.34x      1.62x      1.56x      1.26x
                                            ---------  ---------  ---------  ---------  ---------  ---------